                                                                    10. (vi) (C)



November 3, 1997



Roger V. Goddu
Chairman & C.E.O.
Montgomery Ward
Chicago, IL 60671

Dear Roger:


As we discussed, last Friday, October 31, 1997, the court approved our Executive Compensation Plan for Executive Committee members. A copy of the court order is attached. This package includes the pieces of your personal compensation and security plan for your position at Montgomery Ward.


Your plan includes:


     1.) The assumption of your employment agreement dated December 20, 1996 (attached) that gives specific details on your compensation plan with Wards.

     2.)  The Wards Executive Committee Severance Plan.

     3.)  The Montgomery Ward Special Emergence Bonus Plan.


Please read your agreements and plan documents very carefully. Payments under these plans are considered "administrative" claims and have a very secure priority in our claims payment. If you have any questions, please contact me and I will provide you with any answers.

Once you are comfortable with your participation in your plans, please sign the documents and return them to me.

These plans provide us with the incentives and the security we requested so that we can focus on the turnaround of our company. Now it is up to us to make it happen.


Sincerely,



/s/ Robert A. Kasenter
-----------------------------------------------
Robert A. Kasenter
Executive Vice President &
Secretary To The Board Compensation Committee

Attachment

                                MONTGOMERY WARD
                         SPECIAL EMERGENCE BONUS PLAN




Roger Goddu
Chairman And CEO
Montgomery Ward


Dear Roger:

You have been selected to participate in a special Emergence Bonus Plan for members of the Montgomery Ward Executive Committee. This Plan will pay you a lump-sum bonus based upon the date we have a court approved Plan of Reorganization (POR). Your bonus potential is as follows:

            BONUS AMOUNT            POR APPROVAL AS OF
            ------------            ------------------
           $1,250,000              April 1, 1999
           $1,000,000              October 1, 1999
           $500,000                After October 1, 1999

The bonus amount earned based upon the date of the POR's approval will be paid within thirty (30) days of the approval. This bonus payment will be subject to the following rules:

1. Any award under this plan will be made as a lump sum payment and will be subject to normal tax withholding.

2. In order to receive an award payment under this plan, except for a Change of Control, the participant must be actively employed by the Company upon approval of a POR from the bankruptcy court.

3. In the event of a Change of Control as defined in the Wards Executive Committee Plan, participants who are actively employed as of the date of the change of control and who are no longer employed by the company upon approval from the bankruptcy court of a POR will be eligible for an award under the plan if the separation date is within six months of the approved POR.

By copy of this letter, you are offered participation in this Special Emergence Bonus Plan. If you agree to participate and be governed by the rules of this plan, please sign your acceptance below and return this letter to Bob Kasenter.

This plan offers us an opportunity to earn a bonus for successfully doing what we want to do.....emerge from bankruptcy quickly.  With your help, we will accomplish this goal.

Sincerely,


/s/ Robert A. Kasenter
-----------------------------------------------
Robert A. Kasenter
EVP Human Resources & Corporate Communications



I have read the Wards Executive Committee Severance Plan and understand its terms and have voluntarily signed this Agreement thereby agreeing to participate in this Plan and accept its provisions.


Roger V. Goddu
----------------------------------------
            Print Executive's Name


/s/ Roger V. Goddu
----------------------------------------
             Executive's Signature


        November 6, 1997
________________________________________     ___________________________________
              Date                                          Approved